   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1998
===============================================================================
                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
 [ ] Definitive Proxy Statement
 [X] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
                           -------------------------
                (Name of Registrant as Specified in Its Charter)

                              CENDANT CORPORATION
                           -------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------

     (4) Proposed maximum aggregate value of transactions:
                                                          ---------------------

     (5) Total fee paid.

------------

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------------

     (3) Filing Party:

     ------------------------------------------------------------------------

     (4) Date Filed:

     ------------------------------------------------------------------------

===============================================================================

                                                       FOR IMMEDIATE RELEASE

             CENDANT MOVES TO DISMISS AIG'S FLORIDA LAWSUIT:
                FILES NEW SUIT AGAINST AIG IN NEW JERSEY:


Stamford, CT and Parsippany, NJ, February 17, 1998 -- Cendant Corporation (NYSE: CD) today announced that it had filed a motion in United States District Court, Southern District of Florida, against American International Group, Inc. (NYSE: AIG) seeking dismissal of AIG's litigation against Cendant, calling AIG's suit "a thinly-veiled public relations ploy wholly lacking in merit" and designed to attempt to sully the reputations of Cendant and its chief executive because they have dared to compete with AIG for control of American Bankers Insurance Group (NYSE: ABI) by offering to pay more to the shareholders of ABI.

Cendant has offered to acquire ABI for $58 per share in cash and stock, for an aggregate of approximately $2.7 billion on a fully diluted basis, a price 23% higher than AIG is offering.

The Cendant motion to dismiss maintains, among other things, there is no merit to AIG's claim that Cendant will have a more difficult time than AIG obtaining the regulatory approvals necessary to acquire ABI. As set forth in the motion, AIG's opinion is at odds with the opinions of independent analysts who have validated Cendant's view that "from a regulatory perspective, (Cendant and AIG) should be considered on equal footing, both in terms of their probability and timing" to acquire ABI. (Bear Stearns Equity Research, 2/12/98).

The Cendant motion also notes that Cendant already has been approved by the Insurance Departments in both New York and Colorado to operate an insurance company and has been approved by other regulatory authorities to participate in highly regulated industries.

Cendant's motion points out that AIG's position is undermined by a number of issues, extensively detailed in Cendant's motion, concerning AIG and Maurice Greenberg its chairman.

Separately, Cendant said that AIG caused its subsidiary to abruptly cancel Cendant's Director and Officer insurance policy following the announcement of Cendant's proposal to acquire ABI. Cendant has filed a suit in Superior Court of the State of New Jersey against AIG and its subsidiary for this indiscriminate, bad faith cancellation, seeking punitive and other damages.

Cendant (NYSE: CD) is the world's premier provider of consumer and business services. With a market capitalization of approximately $30 billion, it ranks among the 100 largest U.S. corporations. Cendant operates in three principal segments: Membership, Travel and Real Estate Services. In Membership Services, Cendant provides access to travel, shopping, auto, dining, and other services through more than 66.5 million memberships worldwide. In Travel Services, Cendant is the leading franchisor of hotels and rental car agencies worldwide, the premier provider of vacation exchange services and the second largest fleet management company. In Real Estate Services, Cendant is the world's premier franchisor of residential real estate brokerage offices, a major provider of mortgage services to consumers and a global leader in corporate employee relocation. Headquartered in Stamford, CT and Parsippany, NJ, the company has more than 35,000 employees, operates in over 100 countries and makes approximately 100 million customer contacts annually.


Investor Contact:            Media Contact:       or:
Laura P. Hamilton            Elliot Bloom         Jim Fingeroth/Roanne Kulakoff
Senior Vice President        Vice President       Kekst and Company
Corporate Communications     Public Relations
and Investor Relations       (973) 496-8414       (212) 521-4800
(203) 965-5114

                     [Newspaper Advertisement]


                      WHAT ARE THEY AFRAID OF?

            Why don't AIG and Maurice "Hank" Greenberg want the Florida Insurance Department to hold a hearing on their proposed acquisition of American Bankers?



Maybe they don't want the Florida Insurance Department to ask them some tough questions, such as:

o A significant portion of AIG is owned by a private group of three little-known entities: Starr International Company, Inc., an off-shore company; The Starr Foundation; and C.V. Starr & Co. Through these entities, AIG is effectively "controlled" by Maurice "Hank" Greenberg and a small coterie of associates. HAVE GREENBERG AND THE STARR ENTITIES FILED FOR APPROVAL TO BECOME CONTROLLING PERSONS OF AMERICAN BANKERS' INSURANCE COMPANIES? IF THEY HAVEN'T, WHY NOT?

o WHY IS STARR INTERNATIONAL -- THE LARGEST STARR SHAREHOLDER OF AIG -- INCORPORATED IN PANAMA AND WHY DOES IT KEEP UNMARKED EXECUTIVE OFFICES IN BERMUDA?

o Over the past 15 years, these Starr entities (which are predominantly owned by Greenberg and a small group of AIG executives) have received HUNDREDS OF MILLIONS of dollars in payments from AIG and its subsidiaries as commissions for "the production and management of insurance business." WHAT ARE THESE ENORMOUS "COMMISSIONS" THAT ARE PAID TO THE STARR ENTITIES? WHAT ARE THEY FOR? HAVE HAVE BEEN SUBMITTED FOR REVIEW TO ANY INSURANCE REGULATORY AUTHORITY? IF NOT, SHOULD THEY HAVE BEEN?

o  WHO IS MEL HARRIS AND WHAT IS HIS RELATIONSHIP TO AIG?

o The proxy statement regarding AIG's proposed acquisition of American Bankers for a low-ball $47 per share repeatedly refers to "expense savings" and "synergies." DO THEY INTEND TO ELIMINATE JOBS AT AMERICAN BANKERS? WHY DOESN'T THEIR CONTRACT WITH AMERICAN BANKERS CONTAIN ANY COMMITMENT TO PRESERVE JOBS OR KEEP AMERICAN BANKERS' HEADQUARTERS IN MIAMI?

o AIG's conduct in connection with Hurricane Andrew was reportedly characterized by a regulator as "nothing less than repulsive," and its claims-paying practices have been characterized as "tight-fisted" and have reportedly been the subject of numerous customer complaints. HOW WILL THIS AFFECT THE POLICYHOLDERS OF AMERICAN BANKERS?

o TriCapital, Ltd., another off-shore corporation, was formed by Drexel Burnham and AIG to invest in junk bonds, which were then sold to Columbia Savings and Loan, an S&L which subsequently failed. WHAT WAS THE RELATIONSHIP BETWEEN AIG AND DREXEL BURNHAM AND THE FAILED COLUMBIA SAVINGS AND LOAN?

o IF AIG'S OFFER TO ACQUIRE AMERICAN BANKERS IS SO ATTRACTIVE, WHY IS IT ENGAGING IN MUDSLINGING AGAINST CENDANT? IS THIS A PATTERN?

o Finally, AIG has gone to extraordinary lengths to try to induce the Florida Department of Insurance to hold a hearing on Cendant's application to acquire American Bankers Insurance Group, and to RESIST a hearing on its own application. WHY DO AIG AND MAURICE GREENBERG SO STRONGLY RESIST A HEARING BY THE FLORIDA INSURANCE DEPARTMENT? WHAT DO THEY HAVE TO HIDE?


            THESE ARE JUST SOME OF THE QUESTIONS THAT ALL THOSE
             WHO ARE CONCERNED WITH AMERICAN BANKERS DESERVE TO
                        HAVE ANSWERED AT A HEARING!


                              [CENDANT LOGO]